UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): January 26, 2012

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On January 26, 2012, Repros Therapeutics Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”), relating to a registered direct offering by the Company of up to 2,463,538 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), pursuant to which Ladenburg Thalmann & Co. Inc. served as the exclusive placement agent (the “Placement Agent”). The sale of the Shares is being made pursuant to subscription agreements (the “Subscription Agreements”) with each of the investors signatory thereto. The investors have agreed to purchase the Shares for a price of $4.50 per Share, resulting in gross proceeds to the Company of approximately $11.1 million before deducting the Placement Agent’s fees and estimated offering expenses. The net offering proceeds to the Company from the sale of the Shares, after deducting the Placement Agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $10.3 million.  Pursuant to the Placement Agency Agreement, the placement agent shall receive an aggregate fee of $665,155 and reimbursement of actual legal fees in an amount not in excess of $50,000 in connection with the offering.

The closing of the sale and issuance of the Shares is expected to take place on or about January 31, 2012, subject to the satisfaction of customary closing conditions.

The Placement Agent has no commitment to purchase any of the Shares and is acting only as an agent in obtaining indications of interest for the Shares from investors who are purchasing the Shares directly from the Company. The Placement Agency Agreement requires the Company to indemnify the Placement Agent and certain of its affiliates against certain liabilities or to contribute to payments the Placement Agent may be required to make because of any of such liabilities.

A copy of the Placement Agency Agreement, the legal opinion of Winstead PC, and the form of Subscription Agreement are attached to this Current Report on Form 8-K as Exhibits 1.1, 5.1, and 10.1, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Placement Agency Agreement and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these Exhibits.

On January 27, 2012, the Company issued a press release announcing the above described offering of the Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company offered and is selling the above-described Shares pursuant to the Company’s registration statement on Form S-3 (File No. 333-163648), which was declared effective on January 8, 2010 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and supplemented by the Prospectus Supplement dated January 26, 2012. This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 5.1, 10.1 and 99.1 by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

1.1*	Placement Agency Agreement dated January 26, 2012 by and between the Company and Ladenburg Thalmann & Co. Inc.

5.1*	Opinion of Winstead PC

10.1*	Form of Subscription Agreement between the Company and the investors identified on the signature pages thereto

99.1*	Press Release dated January 27, 2012

_______________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: January 27, 2012
	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Placement Agency Agreement dated January 26, 2012 by and between the Company and Ladenburg Thalmann & Co. Inc.

5.1*	Opinion of Winstead PC

10.1*	Form of Subscription Agreement between the Company and the investors identified on the signature pages thereto

99.1*	Press Release dated January 27, 2012

_______________

* Filed herewith.